Exhibit 10.1
WESCO INTERNATIONAL, INC.
2021 OMNIBUS INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AWARD AGREEMENT

This Nonqualified Stock Option Award Agreement (this “Award Agreement”) evidences an Award of Nonqualified Stock Options (the “Options”) by WESCO International, Inc., a Delaware corporation (the “Company”) under the WESCO International, Inc. 2021 Omnibus Incentive Plan (the “Plan”). Capitalized terms not defined in the Award Agreement have the meanings given to them in the Plan.

Grantee:	[NAME]
Grant Date:	[DATE]
Number of Options:	[NUMBER]
Exercise Price	$[PRICE]
Vesting Term:
The Options will vest and become exercisable as to one third of the total number of Options granted pursuant to the Award on each of the first, second and third anniversaries of the Grant Date (each such anniversary, a “Vesting Date”) if Grantee does not experience a Termination of Service prior to each such Vesting Date.

Accelerated Vesting:
Subject to the foregoing provisions, the Options will be 100% fully vested and exercisable upon the earliest of: (1) Grantee’s Termination of Service due to Retirement after attaining a minimum age of 65 (“Normal Retirement”); (2) Grantee’s death; (3) Grantee’s Disability; or (4) a Change in Control.
The Options will vest and become exercisable on a pro rata basis upon Grantee’s Termination of Service due to Retirement after attaining a minimum age of 60 and a minimum of five years of service with the Company and its Subsidiaries (“Early Retirement”). In such case, the number of Options vested and exercisable (including those already vested and exercisable) will be determined by multiplying (1) the number of Options, by (2) a fraction, the numerator of which is the number of whole months from the Grant Date through Grantee’s Termination of Service, and the denominator of which is thirty-six (36) months.

Forfeiture:	Except as set forth above, if Grantee has a Termination of Service before the final Vesting Date, all rights of Grantee to Options that have not vested shall terminate and be forfeited.

Term:
Except as provided below, the Options shall terminate on the tenth anniversary of the Grant Date (the “Scheduled Expiration Date”).

•If Grantee has a Termination of Service prior to the Scheduled Expiration Date, other than by reason of Grantee’s Termination of Service due to Early Retirement, Normal Retirement, death, Disability or Change in Control, then any of the Options that have not become exercisable on or before the date of such Termination of Service shall terminate on such date and any of the Options that became exercisable on or before the date of such Termination of Service shall remain exercisable until the first to occur of (A) 60 days after the date of Grantee’s Termination of Service and (B) the Scheduled Expiration Date, and, if not exercised before such earlier date, shall terminate upon such earlier date.
•If Grantee has a Termination of Service prior to the Scheduled Expiration Date due to Grantee’s Early Retirement, then any of the Options that have not become exercisable on or before the date of such event shall terminate on such date and any of the Options held by Grantee that became exercisable on or before the date of such event shall remain exercisable until the first to occur of (A) the first anniversary of such event and (B) the Scheduled Expiration Date, and, if not exercised before such earlier date, shall terminate upon such earlier date.
•If Grantee has a Termination of Service prior to the Scheduled Expiration Date due to death or Disability, then all Options held by Grantee shall remain exercisable until the first to occur of (A) the first anniversary of Grantee’s Termination of Service and (B) the Scheduled Expiration Date, and, if not exercised prior to such earlier date, shall terminate upon such earlier date.
•If Grantee has a Termination of Service prior to the Scheduled Expiration Date due to Normal Retirement, then all Options held by Grantee shall remain exercisable until the first to occur of (A) the third anniversary of Grantee’s Termination of Service and (B) the Scheduled Expiration Date, and, if not exercised prior to such earlier date, shall terminate upon such earlier date.
•Notwithstanding the foregoing, if Grantee has a Termination of Service prior to the Scheduled Expiration Date due to Change in Control, then all Options held by Grantee shall remain exercisable until the first to occur of (A) the third anniversary of Grantee’s Termination of Service and (B) the Scheduled Expiration Date, and, if not exercised prior to such earlier date, shall terminate upon such earlier date. For the purposes of this clause, a Termination of Service is considered “due to” a Change of Control if it occurs upon or within 12 months following a Change in Control.

Exercise of Options:
Vested and exercisable Options may be exercised, in whole or in part, by notifying the Company’s stock plan administrator (which notice may be electronic or telephonic) (the “Exercise Notice”) no later than the close of business on the trading date on which Grantee expects to exercise the Options (the “Exercise Date”), specifying the number of Options being exercised (the “Exercise Shares”), the Exercise Date and the time of exercise or through such other procedure as may be established by the Committee from time to time.

Unless otherwise specified by Grantee in the Exercise Notice, the Option shall be “net settled,” such that, upon exercise of the Options, the Grantee shall be entitled to receive a number of Shares (the “Net Shares”) equal to the Spread, if any, determined at the time of exercise. The “Spread” is equal to the quotient obtained by dividing x by y, where:

x = the number of Exercise Shares multiplied by the excess, if any, of (A) the last reported trading price for a Share on the New York Stock Exchange immediately prior to the time of exercise on the Exercise Date (the “Share Value”) over (B) the Exercise Price, and

y = the Share Value.

No fractional Share shall be issued to make any payment with respect to the Options; if any fractional Share would be issuable, the number of Net Shares payable to Grantee shall be rounded down to the next whole number of Shares (no payment of cash, Shares or other consideration shall be made with respect to any fractional share).

In the alternative, if specified by Grantee in the Exercise Notice and permitted pursuant to the policies adopted by the Committee from time to time as in effect on the Exercise Date, payment of the Exercise Price for the Exercise Shares may be made by the Grantee (i) by payment to the Company of cash or other readily available funds (as determined by the Company) prior to the time of exercise or (ii) by means of consideration delivered under any broker-assisted cashless exercise procedure approved by the Committee from time to time, including authorizing a broker acceptable to the Company to sell a sufficient number of Shares owed by Grantee (including Exercise Shares) and timely remit to the Company a sufficient portion of the sale proceeds to pay the Exercise Price.

The Company may require Grantee to furnish or execute any other documents that the Company reasonably deems necessary (i) to evidence the exercise, (ii) to determine whether registration is then required under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and (iii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

Delivery:	As soon as reasonably practicable following the Company’s determination that the Options have been validly exercised, the Company will issue the relevant number of Shares to be allocated to Grantee, subject to satisfaction of applicable tax withholding in accordance with Section 12(d)(i) of the Plan; provided, however, that the Fair Market Value for each Share withheld to cover taxes (if applicable) shall be the Share Value (as defined above).
Non-Competition, Non-Solicitation and Confidentiality:
Non-Competition and Non-Solicitation. During Grantee’s employment and for a period of one year thereafter:
(1)    Grantee shall not directly or indirectly call upon, contact or solicit any customer or prospective customer of the Company or its Subsidiaries (A) with whom Grantee dealt directly or indirectly or for which Grantee had responsibility while employed by the Company or its Subsidiaries, or (B) about whom Grantee acquired confidential information during Grantee’s employment with the Company or its Subsidiaries, for the purpose of offering, selling or providing products or services that are competitive with those offered by the Company or its Subsidiaries. Grantee shall not solicit or divert, or attempt to solicit or divert, either directly or indirectly, any opportunity or business of the Company or its Subsidiaries to any competitor.
(2)     Grantee shall not, to the detriment of the Company or its Subsidiaries, directly or indirectly, as an owner, partner, employee, agent, consultant, advisor, servant or contractor, engage in or facilitate or support others to engage in any Competing Business Line, or otherwise engage in Competing Services. This provision shall not prevent Grantee from owning less than 1% of the outstanding shares of a publicly-traded entity or less than 3% of a private equity fund. For purposes of this provision, (A) “Competing Business Line” means any business that is in competition with any business engaged in by the Company or its Subsidiaries with respect to which Grantee provides services, or about which Grantee received Confidential Information (as defined below) and (B) Grantee will be deemed to be providing “Competing Services” if the nature of such services are sufficiently similar in position scope and geographic scope to any position held by Grantee during employment with the Company or its Subsidiaries, such that engaging in such services on behalf of a Competing Business Line would threaten the Company’s or its Subsidiaries’ legitimate business interests.

(3)     Grantee shall not, directly or indirectly, solicit the employment of or hire as an employee or consultant or agent (A) any employee of the Company or its Subsidiaries or (B) any former employee of the Company or its Subsidiaries whose employment ceased within 180 days prior to the date of such solicitation or hiring.
Confidentiality. “Confidential Information” means information regarding the business or operations of the Company or its Subsidiaries, both oral and written, including, but not limited to, documents and the Company or Subsidiary information contained in such documents; drawings; designs; plans; specifications; instructions; data; manuals; electronic media such as computer files, computer programs, and data stored electronically; security code numbers; financial, marketing and strategic information; product pricing and customer information, that the Company or its Subsidiaries disclose to Grantee or Grantee otherwise learns or ascertains in any manner as a result of, or in relation to, Grantee’s employment by the Company or its Subsidiaries. Other than as required by applicable law, Grantee agrees: (1) to use Confidential Information only for the purposes required or appropriate for Grantee’s employment with the Company or its Subsidiaries; (2) not to disclose to anyone Confidential Information without the Company’s prior written approval; and (3) not to allow anyone’s use or access to Confidential Information, other than as required or appropriate for Grantee’s employment with the Company or its Subsidiaries. The foregoing shall not apply to information that is in the public domain, provided that Grantee was not responsible, directly or indirectly, for such information entering into public domain without the Company’s approval. Grantee agrees to return to the Company all Confidential Information in Grantee’s possession upon termination of Grantee’s employment or at any time requested by the Company.

The foregoing provisions shall survive and remain in full force and effect regardless of any expiration, termination or cancellation of this Award Agreement.

If any provision of this section shall be invalid or unenforceable to any extent, the remaining provisions shall not be affected, and each remaining provision shall be enforceable to the fullest extent permitted by law. If any provision is so broad as to be unenforceable, then such provision shall be interpreted to be only as broad as is enforceable.

Notwithstanding any provision to the contrary, the non-compete, non-solicitation and confidentiality covenants of this section shall be in addition to, and shall not be deemed to supersede, any existing covenants or other agreements between Grantee and the Company or any of its Subsidiaries.
Country-Specific Terms:	Country-specific terms that apply to individuals in those countries may be set forth in an addendum to the Award Agreement.
Other Terms:	All other terms are as set forth in the Plan, which is incorporated herein by reference. In the event that a provision of the Award Agreement conflicts with the Plan, the terms of the Plan will control. By accepting this Award Agreement, Grantee agrees to be subject to the terms and conditions of the Plan.

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